UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2021 (June 24, 2021)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Chemung Canal Trust Company (the “Bank”), the wholly-owned subsidiary of Chemung Financial Corporation, and the New York State Department of Financial Services (the “Department”) have agreed to the settlement provisions set forth in the attached consent order (the “Consent Order”) dated June 24, 2021. The Consent Order pertains to alleged violations of New York’s Fair Lending Law and the federal Equal Credit Opportunity Act relating to the Bank’s indirect automobile lending program. The Bank consented to the settlement provisions as described below, but did not consent to the Department’s findings described in the Consent Order. In agreeing to enter into the Consent Order, the Bank will avoid an administrative proceeding with the Department and will be able to continue to focus its resources to serving the communities in which it operates, including helping meet the credit needs of all borrowers in those communities.

Background

The Bank has historically worked with multiple automobile dealerships to provide financing to those automobile purchasers that are presented to the Bank by the automobile dealers. Automobile dealerships collect certain information from prospective borrowers and decide which applications to submit to the Bank on behalf of those borrowers. The Bank provides automobile dealerships with the terms by which it agrees to purchase loans from the dealership (the “Buy Rate”) and the dealerships have the discretion to mark-up a prospective borrower’s interest rate above the Bank’s Buy Rate (the “Dealer Markup”) up to specified limits. The Bank did not share in any automobile dealers’ Dealer Markup. The Bank fully cooperated with the Department in reviewing the Bank’s underwriting and pricing of its indirect automobile lending program during the time period of January 1, 2016 through August 31, 2020 (the “Relevant Period”). The Department determined that the Dealer Markups were higher for Hispanic borrowers than similarly situated non-Hispanic white borrowers during the Relevant Period. The Department did not find evidence of any intentional discrimination against Hispanic borrowers on the part of the Bank or its employees during the Relevant Period.

Settlement

The Bank has agreed to take the following actions to resolve the alleged violations of law:

•	Pay restitution calculated according to the formulae that the Bank provided to the Department and which the Department approved on an individualized basis to all eligible impacted borrowers between January 1, 2016 and December 31, 2020 (estimated to be approximately 100 borrowers) within 30 days from the execution of the Consent Order. The Bank currently estimates the restitution to eligible impacted borrowers to be approximately $53,000.

•	Pay a total civil monetary penalty to the Department in the amount of three hundred and fifty thousand dollars ($350,000).

•	As soon as practicable, but no later than forty-five (45) days from the execution of the Consent Order, the Bank shall post for public access on its website the Consent Order, a set of agreed-upon Frequently Asked Questions and Answers concerning the restitution process and refund opportunity relating to this settlement. The website containing information relating to this settlement will include instructions for submitting claims and will remain open and accessible through a period of one year from the date of the first publication. To the extent the Bank receives a request for a restitution claim by claimants who were not previously identified as eligible impacted borrowers pursuant to the Consent Order, the Bank will make a determination as to whether the claimant is eligible for restitution, and if so, will provide restitution on an individualized basis pursuant to the methodology established in the Consent Order. A borrower must submit a restitution claim within one year of the publication date of the website containing information relating to the settlement to be eligible for any restitution.

•	Send annual notices to all automobile dealers participating in the Bank’s indirect automobile lending program which will: (1) outline the Bank’s expectations with respect to compliance with federal and state fair lending law; and (2) articulate the dealer’s obligation to price retail installment contracts in a non-discriminatory manner.

•	Move to a flat-fee business model in connection with indirect automobile lending and provide the Department with notice when the flat-fee business model is fully implemented.

•	Conduct periodic, at least quarterly, portfolio-level assessments of the Bank’s indirect automobile lending program designed to identify disparities in Dealer Markups or loan denials on a prohibited basis, and take appropriate corrective action, including providing restitution to any individual member of a protected class who paid more in Dealer Markup than the average non-Hispanic white borrower, and restricting or terminating the Bank’s relationship with a dealer. The Bank may cease conducting the periodic assessments to identify disparities in Dealer Markups when the flat-fee business model is fully implemented.

•	Submit an annual report to the Department detailing the results of the periodic assessments contemplated in the Consent Order, as well as any restitution paid or modification of a relationship with a dealer until such time as the periodic assessments cease in connection with the change to the flat-fee business model discussed above.

The foregoing description of the Consent Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Order, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Consent Order

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

June 29, 2021	By: /s/ Karl F. Krebs

Karl F. Krebs
Chief Financial Officer and Treasurer